Exhibit 99.1

FOR IMMEDIATE RELEASE

June 4, 2018

Contacts:	Shareholders’/Analysts’ Inquiries: Tiffany Mason 704-758-2033 tiffany.l.mason@lowes.com	Media Inquiries: Colleen Penhall 704-758-2958 colleen.b.penhall@lowes.com

LOWE’S ANNOUNCES CFO RETIREMENT

Marshall A. Croom Plans to Retire After 21 Years with the Company

MOORESVILLE, N.C. – Lowe’s Companies, Inc. (NYSE: LOW) today announced that following a successful 21-year career with the company, Marshall A. Croom plans to retire from the company, effective Oct. 5, 2018. Croom will continue in his role as chief financial officer until his successor is appointed, and then remain with the company during a transition period until his retirement date.

Lowe’s is conducting an external search for its next CFO and has retained an executive search firm to assist in the process.

“On behalf of the entire Board and management team, I thank Marshall for his dedication and valuable contributions during his more than two-decade career at Lowe’s,” said Robert A. Niblock, Lowe’s chairman, president and CEO. “Lowe’s has a strong finance team, and Marshall has played a significant role in helping drive financial and operational improvements as we work to enhance our position as the omni-channel project authority. I am deeply appreciative that Marshall will remain with Lowe’s to help facilitate a smooth leadership transition and wish him all the best in his retirement.”

“It has been a privilege to work alongside the talented and dedicated Lowe’s team,” said Croom. “I am proud of the progress we have made and the team we have built, and I am committed to ensuring a smooth transition.”

About Lowe’s

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving more than 18 million customers a week in the United States, Canada and Mexico. With fiscal year 2017 sales of $68.6 billion, Lowe’s and its related businesses operate or service more than 2,390 home improvement and hardware stores and employ over 310,000 people. Founded in 1946 and based in Mooresville, N.C., Lowe’s supports the communities it serves through programs that focus on K-12 public education and community improvement projects. For more information, visit Lowes.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “plan”, “will”, “strategy”, “look forward” and similar expressions are forward-looking statements. Forward-looking statements include, but are not limited to, statements about Lowe’s plans, objectives, priorities, expectations and intentions, and any statement of an assumption underlying any of the foregoing and other statements that are not historical facts. Although we believe that the expectations, opinions and comments reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and we can give no assurance that such statements will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to (i) risks relating to management and key personnel changes and (ii) our ability to successfully execute on our strategy and implement our strategic initiatives. For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” included in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC.

The foregoing list of important factors that may affect future results is not exhaustive. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events or otherwise, except as may be required by law.

###